--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            MONRO MUFFLER BRAKE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 AUGUST 6, 2001
                                 ---------------


To the Shareholders of
MONRO MUFFLER BRAKE, INC.


     The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the "Company") will be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 6, 2001, commencing at 10 a.m., for the following purposes:


     1. to elect five directors to Class 2 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 2003 annual meeting of shareholders;

     2. to ratify the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending March 31, 2002; and

     3. to consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


     Only shareholders of record at the close of business on Monday, June 18, 2001, will be entitled to vote at the meeting.

                                             By Order of the Board of Directors


                                             /s/ Robert W. August
                                             --------------------
                                             Robert W. August
                                             Secretary


Rochester, New York
July 6, 2001

     PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 6, 2001
                                 ---------------

                             SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the "Company" or "Monro"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 6, 2001, commencing at 10 a.m., or at any adjournment or postponement thereof.

     A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein, and for the ratification of the re-appointment of independent auditors as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 6, 2001.

                                VOTING SECURITIES

     Only shareholders of record at the close of business on Monday, June 18, 2001 will be entitled to vote. At June 1, 2001, the Company had outstanding 8,158,253 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

     The voting rights of holders of Common Stock are subject to the voting rights of the holders of 91,727 shares outstanding of the Company's Class C Convertible Preferred Stock, par value $1.50 per share ("Class C Preferred Stock"). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock, is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the ratification of the appointment of auditors, or any other transaction that the holders of Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Director nominees must receive a plurality of the votes cast at the meeting to be elected. Votes that are withheld from any nominee are counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a plurality. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner, and the nominee or broker has received no such instructions (a "broker non-vote"), such shares are not counted as present for the purpose of determining the existence of a quorum and are not counted as votes cast with respect to any such matter.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into two classes having terms which expire at the Annual Meeting (Class 2) and at the 2002 annual meeting of shareholders (Class 1). The five Class 2 directors are proposed for re-election at the Annual Meeting.

CURRENT NOMINEES

     It is proposed to elect at the Annual Meeting five persons to Class 2 of the Board of Directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 2003 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

     The following summarizes biographical information for the Class 2 directors, each of whom is nominated for re-election:

     Charles J. August, 82, was elected to the Board of Directors in February 1959. He founded the predecessor to the Company in 1957 and served as the Company's Chairman, President and Chief Executive Officer until October 1987, when he retired.

     Frederick M. Danziger, 61, was elected to the Board of Directors in July 1984. He is President of Griffin Land & Nurseries, Inc. Mr. Danziger was previously of counsel in the law firm of Latham & Watkins from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1974 to 1995. Mr. Danziger is a director of Bloomingdale Properties, Inc. and Centaur Communications, Ltd.

     Jack M. Gallagher, 64, was elected to the Board of Directors in October 1987. He has been Director of Special Projects of the Company since January 1, 1999 and from April 1995 to February 1998. Mr. Gallagher was interim President and Chief Executive Officer of the Company from February 1998 through December 1998 and President and Chief Executive Officer from October 1987 through March 1995. Prior to joining the Company, Mr. Gallagher was President of Auto Works, a 240-store chain of discount auto parts stores headquartered in Pontiac, Michigan, from May 1985 to October 1987. Mr. Gallagher has held various other positions in the auto parts and service industries, including 20 years with Firestone Tire & Rubber Co., where he was Chief Executive of the Fidesta Company, a 200-store nationwide chain of tire and service centers.

     Robert G. Gross, 43, was elected to the Board of Directors in February 1999. He has been President and Chief Executive Officer since January 1, 1999. Prior to joining the Company, Mr. Gross was Chairman and Chief Executive Officer of Tops Appliance City, Inc., a consumer electronics and appliance store chain based in Edison, New Jersey, from 1995 to 1998. Mr. Gross also held various management positions with Eye Care Centers of America, Inc., a San Antonio, Texas based optometry company owned by Sears, Roebuck & Co., including President and Chief Operating Officer from 1992 through 1994, Executive Vice President and Chief Operating Officer from 1991 through 1992 and Senior Vice President from 1990 through 1991.

     Peter J. Solomon, Chairman of the Board, 62, was elected to the Board of Directors in July 1984. He has been Chairman of the Board of Directors of Peter
J. Solomon Company Limited, an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and a member of the board of directors of Shearson

Lehman Hutton, Inc. Mr. Solomon is a director of Office Depot, Inc., Phillips-Van Heusen Corporation and Baker, Fentress & Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

     The following summarizes biographical information for each of the continuing Class 1 directors:

     Burton S. August, 86, was elected to the Board of Directors in May 1969. He was a Vice President of the Company until May 1980, when he retired. Mr. August has been a director of Home Properties of New York since August 4, 1994.

     Robert W. August, 49, was elected to the Board of Directors in July 1982. He has been Senior Vice President - Store Support since October 1996 and Secretary since July 1984. Mr. August was Senior Vice President - Marketing from May 1992 through October 1996, Vice President - Marketing from July 1989 to May 1992, Executive Vice President from 1984 through July 1989, and has worked for Monro in various other capacities since 1968.

     Donald Glickman, 68, was elected to the Board of Directors in July 1984. He is a private investor and has been a partner of J.F. Lehman & Company, an investment banking firm, since January 1992. He was an executive employee of Peter J. Solomon Company Limited, an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Lehman Brothers (Shearson Lehman Hutton, Inc.) Prior to July 1988, Mr. Glickman was a Senior Vice President of the First National Bank of Chicago. Mr. Glickman is a director of Burke Industries, Inc., MacNeal Schwendler Corporation and SDI, Inc., and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He is Chairman of Elgar Electronics.

     Lionel B. Spiro, 62, was elected to the Board of Directors in August 1992. He was the Chairman and President of Charrette Corporation of Woburn, Massachusetts, a distributor of design supplies and imaging services, until July 1997, when he retired. Mr. Spiro co-founded Charrette Corporation in 1964.

     W. Gary Wood, 50, was elected to the Board of Directors in February 1993. Mr. Wood currently is an independent business owner with operations in computer services and specialty manufacturing. He was a principal with Deloitte & Touche (in Michigan), an accounting, tax and consulting firm, from 1984 through 1993 in the management consulting practice, and has extensive experience in retail strategy and operations.

                               EXECUTIVE OFFICERS

        The name and business experience of each of the executive officers of the Company, as of June 1, 2001, is set forth below to the extent not provided above:

     Catherine D'Amico, 45, has been Senior Vice President - Finance, Chief Financial Officer and Treasurer since August 1993. Ms. D'Amico, a certified public accountant, was previously a Senior Audit Manager with Price Waterhouse (PricewaterhouseCoopers LLP) in Rochester, New York and was affiliated with such firm from 1978 to 1993.

     Thomas J. Budreau, 44, has been Divisional Vice President - Eastern Operations since December 1998. From October 1995 to November 1998, Mr. Budreau was Vice President - Eastern Operations. Prior to joining the Company, Mr. Budreau was the National Auto Express Service Manager for Montgomery Ward & Co., Incorporated ("Montgomery Ward") from March 1994 to October 1995. From November 1990 to March 1994, Mr. Budreau was a Regional Auto Express Manager for Montgomery Ward. From 1975 to November 1990, Mr. Budreau held various other management positions with Montgomery Ward.

     Christopher R. Hoornbeck, 50, has been Divisional Vice President - Western Operations since December 1998. From October 1996 to November 1998, Mr. Hoornbeck was a Zone Manager and has worked for Monro in various other capacities since 1973.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of June 1, 2001 by (i) each person or entity known to the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each Class 2 director, each of whom is nominated for re-election, (iii) each continuing Class 1 director, (iv) the executive officers named in the Summary Compensation Table and (v) all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown.








                                                          COMMON STOCK                                              PERCENT OF
                                                          BENEFICIALLY                    OPTION SHARES                CLASS
         5% SHAREHOLDERS, DIRECTORS AND                       OWNED                        EXERCISABLE               INCLUDING
               EXECUTIVE OFFICERS                       EXCLUDING OPTIONS                WITHIN 60 DAYS               OPTIONS
               ------------------                       -----------------                --------------               -------

Peter J. Solomon                                             1,440,676(1)                    21,273(9)                  16.9
     767 Fifth Avenue
     New York, NY 10153
Wellington Management Company, LLP                             689,200(5)                                                8.4
     75 State Street
     Boston, MA 02109
FMR Corp.                                                      647,500(2)                                                7.9
     82 Devonshire Street
     Boston, MA 02109
Paradigm Capital Management, Inc.                              613,712(3)                                                7.5
     9 Elk Street
     Albany, NY 12207
Donald Glickman                                                589,049(4)                    21,273(9)                   7.5
     2001 Jefferson Davis Highway
     Arlington, VA 22202
Dimensional Fund Advisors                                      473,274(6)                                                5.8
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401
Robert W. August                                               326,871(7)                     9,125                      4.1
Jack M. Gallagher                                              102,671(8)                   136,407                      2.9
Charles J. August                                              204,949(7)                    21,273(9)                   2.8
Robert G. Gross                                                109,000                      112,500                      2.7
Burton S. August                                                70,348(7)                    21,273(9)                   1.1
Christopher R. Hoornbeck                                        26,006                       12,078                        *
Catherine D'Amico                                                1,514                       33,804                        *
Frederick M. Danziger                                           13,226                       21,273(9)                     *
W. Gary Wood                                                     4,432                       21,273(9)                     *
Lionel B. Spiro                                                  4,149                       21,273(9)                     *
Thomas J. Budreau                                                    0                       10,421                        *
All directors and executive officers                         2,814,687                      463,246                     36.1(10)
    as a group (13 persons)

---------------

* Less than 1% of the shares deemed outstanding.

(1) Includes 65,000 shares of Class C Preferred Stock (including 45,000 shares held in trust for the benefit of Mr. Solomon's children for which Mr. Solomon is trustee) presently convertible into 450,466 shares of Common Stock. Mr. Solomon disclaims beneficial ownership of all such shares held in trust. Also includes 878,845 shares of Common Stock held in trusts for the benefit of Mr. Solomon's children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trust.

     Excludes 26,727 shares of Class C Preferred Stock held by Richard H. Solomon, Mr. Solomon's brother. Peter J. Solomon disclaims beneficial ownership of such shares. Peter J. Solomon is a principal shareholder and a Class 2 director.

(2) Beneficial ownership reported as of December 31, 2000, according to a statement on Schedule 13G, dated February 14, 2001, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.

(3) Beneficial ownership reported as of December 31, 2000, according to a statement on Schedule 13G, dated January 30, 2001, of Paradigm Capital Management, Inc., a registered investment adviser.

(4) Excludes shares of Common Stock owned by Mr. Glickman's children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a principal shareholder and a Class 1 director.

(5) Beneficial ownership reported as of December 31, 2000, according to a statement on Schedule 13G, dated February 14, 2001, of Wellington Management Company, LLP, a registered investment adviser.

(6) Beneficial ownership reported as of December 31, 2000, according to a statement on Schedule 13G, dated February 2, 2001, of Dimensional Fund Advisors Inc., a registered investment adviser.

(7) Includes 39,102 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(8) Includes 32,750 shares held in trust for the benefit of Mr. Gallagher's children for which Mr. Gallagher is trustee. Mr. Gallagher disclaims beneficial ownership of such shares held in trust.

(9)  Options granted pursuant to the Non-Employee Directors' Stock Option Plan.

(10) Exclusive of shares as to which beneficial ownership has been disclaimed, officers and directors of the Company as a group owned beneficially approximately 22.2% of Common Stock deemed outstanding on June 1, 2001.

OTHER INFORMATION CONCERNING DIRECTORS

     Burton S. August and Charles J. August are brothers. Burton S. August is the father of Robert W. August.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into an employment agreement (the "Agreement") in November 1998 with Robert G. Gross, its President and Chief Executive Officer. The Agreement, which provides for a base salary of $420,000, plus a bonus, subject to the discretion of the Compensation Committee, has a five-year term ending December 1, 2003. The Agreement includes a covenant against competition with the Company for two years after termination. The Agreement provides the executive with a minimum of one year's salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of change in control (as defined therein).

     Jack M. Gallagher entered into an employment agreement with the Company through February 2003, pursuant to which he serves as Director of Special Projects of the Company. In such capacity, Mr. Gallagher is responsible for, among other things, finding, investigating and negotiating with acquisition candidates, and advising and consulting with respect to investor and shareholder relations. As compensation for such services, Mr. Gallagher is paid a salary of $24,000 per year. During the term of the Agreement and for two years after termination, Mr. Gallagher has agreed not to compete in any manner with the business of the Company.

     The Company entered into an employment agreement in December 2000 with Catherine D'Amico, its Chief Financial Officer. The Agreement provides a base salary of $140,000, to be reviewed annually, plus a bonus, subject to the discretion of the Compensation Committee. The Agreement has a 30 month term ending May 31, 2003, and includes a covenant against competition with the Company for two years after termination. The Agreement provides Ms. D'Amico with a minimum of one year's salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of a change in control (as defined therein).

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four meetings during fiscal 2001(1). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he served. Non-employee directors of the Company receive directors' fees at the rate of $2,000 per year plus $750 per meeting attended. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, each non-employee director receives an annual grant of an option to purchase 3,039 shares of Common Stock.

     The Board of Directors has created four standing committees: a four-member Governance Committee, a four-member Audit Committee, a four-member Compensation and Benefits Committee (the "Compensation Committee") and a four-member Stock Option Committee.

     The Governance Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 2001, the Governance Committee held no meetings. Its members are Robert W. August, Donald Glickman, Robert G. Gross and Peter J. Solomon.

     The Audit Committee has the power and authority to select and engage independent auditors for the Company, subject to the approval of shareholders, and reviews with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held six meetings in fiscal 2001. It consists of four members: Frederick M. Danziger, Lionel B. Spiro and W. Gary Wood, each of whom is an independent director, and Donald Glickman who is not independent. Donald Glickman receives payments from Peter J. Solomon Company Limited, a firm with which the Company has a management agreement. (See "Compensation Committee Interlocks and Insider Participation".) The Board of Directors believes that the Audit Committee benefits from Mr. Glickman's strong financial background.

     The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company (other than stock option plans). The Compensation Committee held two meetings in fiscal 2001. Its members are Donald Glickman, Robert G. Gross, Peter J. Solomon and Lionel B. Spiro.

     The Stock Option Committee has the power and authority to select participants and approve awards under, and to interpret and administer or otherwise act with respect to, the Company's stock option plans. During fiscal 2001, the Stock Option Committee met one time. Its members are Charles J. August, Jack M. Gallagher, Donald Glickman and Peter J. Solomon.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Committee") is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors (Exhibit A).

     Management is responsible for the Company's internal controls and the financial reporting process. The external auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.




-------------------

(1) References in this Proxy Statement to fiscal years are to the Company's fiscal years ending or ended March 31 of each year (e.g., references to "fiscal 2001" are to the Company's fiscal year ended March 31, 2001).

     In this context, the Committee has met and held discussions with management and the external auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's external auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the external auditors that firm's independence.

     Based on the Committee's discussion with management and the external auditors and the Committee's review of the representation of management and the report of the external auditors to the Committee, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have approved, subject to shareholder ratification, the selection of the Company's external auditors.

Audit Committee

W. Gary Wood (Chairman)
Frederick M. Danziger
Donald Glickman
Lionel Spiro

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at March 31, 2001, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                                            SUMMARY COMPENSATION TABLE
                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                  ANNUAL COMPENSATION                 AWARDS
                                       ----------------------------------------- ---------------
                  NAME AND              FISCAL YEAR                                                ALL OTHER
                 PRINCIPAL                 ENDED        SALARY          BONUS         OPTIONS     COMPENSATION (1)
                  POSITION                MARCH 31,       ($)            ($)            (#)            ($)
                 ---------              -----------     ------         ------         ------      ---------------

Robert G. Gross                             2001        420,000        264,600              0        111,420
President and                               2000        420,000              0              0        158,985
Chief Executive Officer (2)                 1999        112,500        150,000        425,000              0

Robert W. August                            2001        150,400         39,375          5,000          3,258
Senior Vice President -                     2000        150,400              0              0            197
Store Support, and Secretary                1999        150,400              0         10,500            538

Catherine D'Amico                           2001        140,000         36,750              0          3,017
Senior Vice President -                     2000        130,000              0         20,000            170
Finance, and Chief Financial Officer        1999        130,000              0         10,500            551

Thomas J. Budreau                           2001        115,400         24,150          5,000          2,492
Divisional Vice President -                 2000        110,404              0              0         53,905
Eastern Operations                          1999         97,068              0          5,000          8,980

Christopher R. Hoornbeck                    2001        115,400         24,150          5,000            375
Divisional Vice President -                 2000        110,404              0              0         38,899
Western Operations                          1999         97,068              0          6,050            842



----------

(1) For most officers, All Other Compensation represents the Company's 401(k) matching or other contributions to the Monro Muffler Brake, Inc. Profit Sharing Plan for the accounts of the Named Officers.

     For Mr. Gross, All Other Compensation includes $104,595 of forgiveness of principal due on the loan described in "Compensation Committee Interlocks and Insider Participation", for fiscal 2001 and fiscal 2000. Fiscal 2000 also includes reimbursement of $54,390 for relocation expenses.

     For Messrs. Budreau and Hoornbeck, All Other Compensation for fiscal 2000 includes reimbursement for relocation expenses of $53,760 and $38,754, respectively.

     For Mr. Budreau, All Other Compensation for fiscal 1999 includes $8,638 for relocation expenses.

     For Mr. Hoornbeck, All Other Compensation for fiscal 1999 includes $500 for sales contests.

(2)  Mr. Gross joined the Company in December 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, for the Company's fiscal year ended March 31, 2001, information concerning the granting of options to the Named Officers:

                                                 INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
                        --------------------------------------------------------------------              VALUE ASSUMING RATES
                                             % OF TOTAL                                                      OF STOCK PRICE
                                               OPTIONS         EXERCISE                                      APPRECIATION OF
                               OPTIONS        GRANTED IN        PRICE           EXPIRATION             ---------------------------
           NAME                (#) (2)       FISCAL YEAR (3)    ($/SH)             DATE                5% (1) $          10% (1)$
           ----                -------       ---------------    ------          ----------             --------          --------
Robert G. Gross                     0               --             --                 --                     --               --
Robert W. August                5,000             5.36           8.00            4/07/10                 25,156           63,750
Catherine D'Amico                   0               --             --                 --                     --               --
Thomas J. Budreau               5,000             5.36           8.00            4/07/10                 25,156           63,750
Christopher R.
  Hoornbeck                     5,000             5.36           8.00            4/07/10                 25,156           63,750
---------------


(1) These values are calculated by comparing the exercise price of such options to the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year of the options' term. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions, as well as the option holder's continued employment through the vesting period. The value stated may not necessarily be achieved.

(2) Options granted in fiscal 2001 under the Company's 1998 Employees' Incentive Stock Option Plan. Subject to certain conditions, 25% of such options become exercisable each year beginning one year after the date of grant.

(3) Based on a total of 93,250 options granted to 178 employees of the Company in fiscal 2001.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for the Company's fiscal year ended March 31, 2001, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:


                                     NUMBER OF                           TOTAL NUMBER                      TOTAL VALUE OF
                                      SHARES                        OF UNEXERCISED OPTIONS            UNEXERCISED, IN-THE-MONEY
                                    ACQUIRED ON        VALUE               HELD AT                         OPTIONS HELD AT
                                     EXERCISE        REALIZED           MARCH 31, 2001                     MARCH 31, 2001
      NAME                              (#)             ($)                   (#)                                ($)
      ----                           --------        --------   ------------------------------        ----------------------------
                                                                EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
                                                                -----------       -------------       -----------     -------------
Robert G. Gross                         0                0        112,500           312,500             344,813           957,813
Robert W. August                        0                0          5,250            10,250                   0            14,375
Catherine D'Amico                       0                0         31,178            21,352              11,875            35,625
Thomas J. Budreau                       0                0          8,950             7,941               3,113            17,488
Christopher R. Hoornbeck                0                0         10,564             8,025               3,113            17,488
---------------



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting the Chief Executive Officer's compensation and making annual recommendations for the compensation of the other executive officers to the full Board of Directors after considering recommendations made by the Chief Executive Officer.

     Executive compensation is a mix of salary, annual bonus awarded under the executive bonus plan, Company contributions to the profit sharing plan and pension plan, long-term compensation in the form of stock options and other benefits generally available to all employees. The Company relies to a large degree on bonus, stock options and stock ownership to attract and retain executives of outstanding ability and to motivate them to work to their fullest potential. Under the executive bonus plan, the Compensation Committee seeks to enhance the profitability of the Company by aligning closely the financial interest of the Company's executives with those of its shareholders through the payment of bonuses based on attainment of profit targets. In setting base salaries, the Company refers to the National Executive Compensation Survey published by The Management Association of Illinois.

     The Chief Executive Officer's fiscal 2001 compensation consisted of a base salary of $420,000 in accordance with his employment agreement (see also "Employment Agreements and Change-in-Control Arrangements"), a bonus of $264,600 and other benefits extended to all full-time employees. Mr. Gross's bonus, which may reach a maximum of 200% of his base salary, is based on the Company's attainment of specific profit targets for fiscal 2001. Mr. Gross did not receive a bonus for fiscal 2000 because the Company did not attain the minimum required percentage of targeted profit performance set by the Compensation Committee. In fiscal 1999, in connection with his joining the Company, Mr. Gross received a $150,000 signing bonus. The Chief Executive Officer does not participate in the Compensation Committee's determination of his compensation.

     The salaries of other executive officers are set at amounts the Company believes to be comparable to those paid to executives holding similar positions at other automotive service companies of comparable size. Bonuses are paid based on attainment of profit targets, which were achieved in fiscal 2001. Executive officers did not receive profit-based bonuses for fiscal 2000 and 1999 because the Company did not attain the minimum required percentage of targeted profit performance.

     All employees, including executive officers, may receive stock options from time to time under the Company's stock option plans. Stock option grants are recommended by the Stock Option Committee of the Board of Directors, a committee composed primarily of non-management directors. The stock option grant size is based upon the individual's overall compensation package, job performance, future potential, awards made to executives at comparable companies and other factors. Under the stock option plans, 544,585 shares are currently available for grants to employees. During fiscal 2001, the Stock Option Committee granted options, including 5,000 to Robert W. August, Senior Vice President - Store Support and Secretary; 5,000 to Thomas J. Budreau, Divisional Vice President - Eastern Operations; and 5,000 to Christopher R. Hoornbeck, Divisional Vice President - Western Operations.

     Options exercisable for an aggregate of 21,273 shares were also granted to seven non-employee directors of the Company under the terms of the Non-Employee Directors' Stock Option Plan approved by shareholders in August 1995 and amended in fiscal 1998 and 2000.

     The executive officers participate in the Company's qualified, profit sharing/401(k) and pension plans on the same basis as all other employees. The Company offers health care, life insurance, disability insurance and other benefits to the executive officers on substantially the same terms as available to all employees of the Company. The amount of perquisites received by any executive officer in fiscal 2001 did not exceed $50,000 or ten percent of his or her cash compensation.

     The federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee intends that all compensation paid to executive officers in fiscal 2001 will be deductible by the Company under such tax laws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In December 1998, the Company loaned $523,000 to Robert G. Gross, its President and Chief Executive Officer, to purchase 75,000 shares of the Company's common stock at the then fair market value. This loan, which bears an interest rate of 5.5% per annum, matures on December 1, 2003, and requires five equal annual installments of principal beginning on the first anniversary of the loan. If the Executive is employed with the Company when a principal payment is due, that installment will be forgiven by the Company. All interest is due on the fifth anniversary of the loan, and shall also be forgiven if the Executive is employed with the Company at that time. The loan is secured by the common stock.

     The members of the Compensation Committee are Donald Glickman, Robert G. Gross, Peter J. Solomon and Lionel B. Spiro.

     In June 1991, the Company entered into a management agreement effective July 1, 1991, with Peter J. Solomon Company Limited ("PJSC") pursuant to which PJSC provides to the Company strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning, for a fee of $160,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Company for customary fees. The firm provided financial advisory services to the Company for fees of approximately $1 million in fiscal 1999 in connection with the acquisition of and financing for 203 stores acquired from SMK Speedy International Inc. No additional fees were paid in fiscal 2000 or 2001. Peter J. Solomon, Chairman of the Board and principal shareholder of the Company, is Chairman of PJSC. Of the fees paid by the Company to PJSC, approximately half were paid to Donald Glickman, a director and principal shareholder of the Company, by PJSC for consulting services.

PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P 400 Index and the S&P Retail Stores-Specialty Index for the sixty month period from March 31, 1996 to March 31, 2001 (March 31, 1996 = 100):

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG MONRO MUFFLER BRAKE, INC., THE S&P INDUSTRIALS INDEX
                      AND THE S&P RETAIL (SPECIALTY) INDEX


MONRO MUFFLER BRAKE INC.

                                             Cumulative Total Return
                               ------------------------------------------------------
                               3/96      3/97      3/98     3/99      3/00      3/01
MONRO MUFFLER BRAKE, INC.     100.00    109.10    114.56    51.55     60.15     78.68
S&P INDUSTRIALS               100.00    118.99    174.22   213.32    261.18    186.92
S&P RETAIL (SPECIALTY)        100.00    105.37    119.08   104.48     68.65     65.57


*$100 INVESTED ON 3/31/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENTS OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

PENSION PLAN

     The Company sponsors a noncontributory retirement plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Pension Plan"). As of September 30, 1999, participants ceased to accrue benefits under the Pension Plan and no employees will become plan participants after this date. Compensation and services after this date are not taken into consideration in determining benefits under the Pension Plan. Prior to September 30, 1999, each employee who attained age 21 became a participant on the April 1 or October 1 following the date the employee completed one year of service. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service.

     Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $5,000 or less.

     The following table shows the estimated annual benefits payable to participants under the Pension Plan upon retirement at age 65. The table does not show the reduction for Social Security benefits (see formula below).


                               PENSION PLAN TABLE



Average Compensation                                  Number of Years of Service
--------------------    ------------------------------------------------------------------------------
(Prior to September 30, 1999)

                             5                10               15               20               25
                         --------         --------         --------         --------         --------
$100,000                 $ 22,500         $ 45,000         $ 45,000         $ 45,000         $ 45,000
  80,000                   18,000           36,000           36,000           36,000           36,000


     For the purpose of determining amounts payable under the Pension Plan for each of the named executives, compensation includes the average of ten years (i) base salary (including the amount of any reductions in the executive's otherwise payable compensation attributable to any "cafeteria plan") plus (ii) cash bonuses. For the last three years, the base salaries and bonuses of each named executive are shown in the Summary Compensation Table. Compensation does not include stock options ("Long Term Compensation" column) or the Company's contributions to the Profit Sharing Plan ("All Other Compensation" column) shown in the Summary Compensation Table. Compensation is limited to $100,000 for determining amounts payable under the Pension Plan.

     The following are the years of credited service as of September 30, 1999 (rounded to the nearest year) under the Pension Plan for each of the named executives: Robert G. Gross - 0 years; Robert W. August - 26 years; Catherine D'Amico - 7 years; Thomas J. Budreau - 5 years; and Christopher R. Hoornbeck - 27 years.

     The basic benefit under the Pension Plan is a straight life annuity. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant's average monthly earnings for the highest ten consecutive years prior to September 30, 1999, less (ii) 45% of the monthly primary Social Security benefit payable to the participant at retirement. The amount of the benefit is also reduced for short service participants and participants terminating employment prior to retirement.

     Due to the fact that the Pension Plan was frozen as of September 30, 1999, the amount of the benefit will be multiplied by a fraction (not greater than one), the numerator of which is the participant's total number of years of service as of September 30, 1999, and the denominator of which is the number of years of service the participant would have accumulated if he had continued his employment until the earlier of (i) age 65 or (ii) the date after age 60 but before age 65 on which the participant has at least 20 years of vesting service under the Pension Plan.

PROFIT SHARING PLAN

     The Company sponsors a profit sharing plan with a 401(k) feature (the "Profit Sharing Plan"). The Profit Sharing Plan is intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended.

     Each employee who has attained age 21 becomes a participant as of the first day of the month following completion of three months of service. Participants may elect to reduce their compensation by up to the lesser of 15% of their annual compensation or the statutorily prescribed annual limit ($10,500 in 2001) and to have the amount of the reduction contributed to their account in the Profit Sharing Plan. One of the investment options available to participants is the Company's stock.

     The Company may make discretionary matching contributions to the matching accounts of those employees who are contributing to the Profit Sharing Plan. The Board approves matching contributions quarterly. A discretionary Company profit sharing contribution may also be made on an annual basis.

                              CERTAIN TRANSACTIONS
AFFILIATE LEASES

     The Company leases 40 stores from Charles J. August, Burton S. August and others or partnerships or trusts in which such persons or members of their families, including Robert W. August, have interests. In fiscal 2001, the Company paid or accrued $1,685,000 as rent for these stores, and $9,000 for a store that closed in August 2000. As of June 1, 2001, most of these properties were subject to mortgages or notes under which such persons or entities were obligated. Charles J. August, Burton S. August and Robert W. August are directors of the Company.

     The Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

     (See also "Compensation Committee Interlocks and Insider Participation").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Robert W. August, Senior Vice President - Store Support and Secretary, reported a sale of 2,000 shares of Common Stock on a Form 4 that was filed late.

                              APPROVAL OF AUDITORS

     Subject to ratification by shareholders at the Annual Meeting, the Board of Directors, upon recommendation of the Audit Committee, has re-appointed PricewaterhouseCoopers LLP as independent auditors to audit the books and accounts of the Company for fiscal 2002. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.

     Aggregate fees billed to the Company for services rendered by PricewaterhouseCoopers LLP for fiscal 2001 were:

Annual Audit Fees, including quarterly reviews             $ 64,000
Financial Information Systems Design and Implementation           0

All Other Fees:
         Actuarial and Benefit Plan Services               $ 52,900
         Tax Services                                        45,400
         Fixed Asset Depreciation Optimization Study        212,500
                                                           --------
         Total all other fees                              $310,800
                                                           ========

     The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with PricewaterhouseCoopers LLP maintaining its independence.

     THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the annual meeting to be held in 2002 must be received by the Company by March 8, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The Company's Certificate of Incorporation provides that shareholders who do not present a proposal for inclusion in the proxy statement, but who still intend to submit the proposal at the 2002 annual meeting, and shareholders who intend to submit nominations for directors at the meeting, are required to deliver or mail the proposal or nomination to the Secretary of the Company, Monro Muffler Brake, Inc., 200 Holleder Parkway, Rochester, New York 14615, so that the Secretary receives the proposal or nomination not less than 120 days nor more than 180 days prior to the meeting, except that if less than 50 days notice or prior public disclosure of the meeting date is given or made to shareholders, the Secretary must receive such proposal or nomination not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Each proposal or nomination must set forth the information required by the Certificate of Incorporation. If the chairman of the meeting determines that a proposal or nomination was not made in accordance with the required procedures, such proposal or nomination will be disregarded. Additional information and a copy of the Certificate of Incorporation may be obtained by submitting a written request to the Secretary of the Company.


                             ADDITIONAL INFORMATION

      THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A
COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, AS FILED WITH THE SEC, WITHOUT CHARGE, EXCEPT THAT COPIES OF ANY EXHIBIT TO SUCH REPORT WILL BE FURNISHED UPON PAYMENT BY SUCH SHAREHOLDER OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. WRITTEN REQUESTS MAY BE DIRECTED TO THE COMPANY, 200 HOLLEDER PARKWAY, ROCHESTER, NEW YORK 14615,
ATTENTION: SECRETARY.


                                           By Order of the Board of Directors


                                           /s/ Robert W. August
                                           --------------------
                                           Robert W. August
                                           Secretary

Rochester, New York
July 6, 2001

                                                                    EXHIBIT  A

                            MONRO MUFFLER BRAKE, INC.
                             AUDIT COMMITTEE CHARTER


THE AUDIT COMMITTEE ("THE COMMITTEE"), OF THE BOARD OF DIRECTORS ("THE BOARD") OF MONRO MUFFLER BRAKE, INC. ("THE COMPANY"), WILL HAVE THE OVERSIGHT RESPONSIBILITY, AUTHORITY AND SPECIFIC DUTIES AS DESCRIBED BELOW.

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

- Monitor the independence and performance of the Company's independent auditors.

- Provide an avenue of communication among the independent auditors, management and the Board.

The Audit Committee has the authority to conduct any investigation appropriate to its responsibilities, and may request the independent auditors, as well as any officer or employee of the Company, or the Company's outside counsel, to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts to assist in the performance of its duties.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in the "Responsibilities" section of this Charter.

It is not the responsibility of the Committee to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to plan or conduct audits. This is the responsibility of management or the independent auditors.

ORGANIZATION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will be elected annually at the organizational meeting of the full Board held in August and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

It is the intention of the Board that its Audit Committee shall satisfy the independence and experience requirements set forth in the rules of the NASDAQ National Market System applicable to audit committees.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company. It is the role of the Audit Committee to oversee the work of management and the independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain open communication between the directors, the independent auditors and the financial management of the Company.

The independent auditors for the Company are ultimately accountable to the Board of Directors and Audit Committee of the Company. The Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).


RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee management's implementation of prudent corporate accounting and reporting policies.

In carrying out these responsibilities, the Audit Committee will:

1. Review and reassess the adequacy of this charter annually. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2. Recommend to the Board the selection, retention or termination of the Company's independent auditors.

3. The Committee shall be responsible for ensuring that the independent auditors submit to the Committee, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. The Committee is responsible for discussing with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

4. For the purpose of monitoring the independence of the independent auditors, the Committee shall annually (i) review significant fee and other significant compensation arrangements by the Company with the independent auditors; (ii) review fees for significant consulting engagements performed by the independent auditors' firm; and (iii) be advised of any other significant study or service undertaken by the independent auditors at the request of management that is beyond the scope of the audit engagement letter.

5. Review the scope and general extent of the independent auditors' annual audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

6. At the completion of the annual audit, review with management and the independent auditors the following:

- The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

- Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

- Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditors during their audit, including access to all requested records, data and information. Inquire of the independent auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

- Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.


     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

7. Review with the Company's management and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

8. Meet with management and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as `material' or `serious'. Additionally, review Company's accounting and financial reporting controls. Review annually with the independent auditors their letter as to the adequacy and effectiveness of such controls. Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Recommendations to the Committee. The Committee should review responses of management to the Letter of Recommendations from the independent auditors and receive follow-up reports on action taken concerning any material or serious recommendations.

9. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without management present.

10. After preparation by management and review by independent auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

11. Discuss with the independent auditors the quality of the Company's financial and accounting personnel, and consider succession planning. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

12. Have a predetermined arrangement with the independent auditors that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

13. Review with management and the independent auditors the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

14. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

15. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

16. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.



                              ADOPTED JUNE 13, 2000

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                           MONRO MUFFLER BRAKE, INC.

                                 AUGUST 6, 2001

                Please Detach and Mail in the Envelope Provided

A   [X]  PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

                                             WITHHOLD
                             FOR          authority for
                         all nominees     all nominee(s)
1. To elect five             [_]               [_]
   Class 2 directors
   to the Board of
   Directors to
   serve a two-year term, and until their successors are duly elected and qualified at the 2003 annual meeting of shareholders.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person's name below.)

NOMINEES:   Charles J. August
            Frederick M. Danziger
            Jack M. Gallagher
            Robert G. Gross
            Peter J. Solomon


                                                FOR        AGAINST      ABSTAIN
2. Ratification of the re-appointment           [_]          [_]           [_]
   of PricewaterhouseCoopers LLP as
   the independent auditors of the
   Company for the fiscal year ending
   March 31, 2002.

3. Considering such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


                                                             Mark here for [_]
                                                         change of address
                                                         and note at left.

                                            I will not [_]          I will [_]
                                                attend              attend
                                               meeting             meeting





SIGNATURE ________________ DATE ________   _____________________ DATE___________
                                           SIGNATURE, IF SHARES HELD JOINTLY

INSTRUCTION: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

                            MONRO MUFFLER BRAKE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, AUGUST 6, 2001

    The undersigned hereby appoints Robert G. Gross and Catherine D'Amico, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at The Hutchison House, 930 East Avenue, Rochester, New York, 14607, commencing at 10:00 a.m. on August 6, 2001 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                         (TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------